Exhibit 99.7(c)

Amendment to Fund Participation Agreement

This Amendment to Fund Participation Agreement (the “Amendment”) is dated 11/10/14                      , 2014, and is entered into by and among Jefferson National Life Insurance Company (the “Company”), ALPS Variable Investment Trust (the “Trust” or the “Fund,” and each series of the Trust listed on Schedule B, as applicable, to the Agreement), ALPS Portfolio Solutions Distributor, Inc.  (the “Distributor”), and ALPS Advisors, Inc., (“AAI” or “Adviser”).

WHEREAS, the Company, the Trust, the Distributor and AAI entered into a Fund Participation Agreement dated May 1, 2008, as amended from time to time (the “Agreement”); and

WHEREAS, the Company, the Trust, the Distributor and AAI wish to amend the Agreement in order to add Jefferson National Life Insurance Company of New York (the “New York Company”), organized under the laws of the State of New York, as a party to the agreement and make certain other changes, as more fully set forth below.

NOW THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.              The New York Company is hereby added as an additional “Company” to the Agreement.  Any references to “Company” in the Agreement shall only be deemed to refer to each on behalf of itself and its respective “Account(s),” as defined in the Agreement.

2.              Schedule A to the Agreement is hereby deleted and replaced in its entirety with the new Schedule A attached hereto.

3.              Schedule B to the Agreement is hereby deleted and replaced in its entirety with the new Schedule B attached hereto.

4.              Schedule D to the Agreement is hereby deleted and replaced in its entirety with the new Schedule D attached hereto.

5.              Any term not otherwise defined herein shall have the meaning ascribed in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment effective as of the date first written above.

(signatures follow on next page)

JEFFERSON NATIONAL LIFE INSURANCE		JEFFERSON NATIONAL LIFE
COMPANY		INSURANCE COMPANY OF NEW YORK

By:		By:
Name:	Craig Hawley	Name:	Craig Hawley
Title:	General Counsel	Title:	General Counsel

ALPS ADVISORS, INC.		ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.

By:		By:
Name:		Name:
Title:		Title

ALPS VARIABLE INVESTMENT TRUST

By:
Name:
Title:

PARTICIPATION AGREEMENT

SCHEDULE A

The following Separate Accounts and Associated Contracts of the Companies are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Funds shown in Schedule B:

Contracts Funded by Separate Account	Name of Separate Account

JNL-2300; JNL-2300-1, JNL 2300-2	Jefferson National Life
Annuity Account G

JNL-2300-1-NYMonument Advisor New York	Jefferson National Life of New York Annuity Account 1

PARTICIPATION AGREEMENT

SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.

ALPS VARIABLE INVESTMENT TRUST

Ibbotson Aggressive Growth ETF Asset Allocation Portfolio (Class I/Class II)

Ibbotson Growth ETF Asset Allocation Portfolio (Class I/Class II)

Ibbotson Balanced ETF Asset Allocation Portfolio (Class I/Class II)

Ibbotson Income and Growth ETF Asset Allocation Portfolio (Class I/Class II)

Ibbotson Conservative ETF Asset Allocation Portfolio (Class I/Class II)

ALPS/Alerian Energy Infrastructure Portfolio (Class I/Class III)

Funds that may be added in the future:

ALPS/Stadion Tactical Defensive Portfolio (Class I/Class III)

ALPS/Red Rocks Listed Private Equity Portfolio (Class I/Class III)

Ibbotson MVP ETF Portfolio (Class I/Class II/Class III)

PARTICIPATION AGREEMENT

SCHEDULE D

In consideration of the services performed pursuant to this Agreement and as set forth below the following fee/payment schedule shall apply.

All Designated Portfolios

Name of Portfolio	Share Class	12b-1 Fee	Shareholder Service Fee
Ibbotson Aggressive Growth ETF Asset Allocation Portfolio	Class I	None	None
	Class II	0.25%	None
Ibbotson Growth ETF Asset Allocation Portfolio	Class I	None	None
	Class II	0.25%	None
Ibbotson Balanced ETF Asset Allocation Portfolio	Class I	None	None
	Class II	0.25%	None
Ibbotson Income and Growth ETF Asset Allocation Portfolio	Class I	None	None
	Class II	0.25%	None
Ibbotson Conservative ETF Asset Allocation Portfolio	Class I	None	None
	Class II	0.25%	None
ALPS/Alerian Energy Infrastructure Portfolio	Class I	None	None
	Class III	0.25%	0.25%

Fund to be added in the future:

ALPS/Stadion Tactical Defensive Portfolio	Class I	None	None
	Class III	0.25%	0.25%
ALPS/Red Rocks Listed Private Equity Portfolio	Class I	None	None
	Class III	0.25%	0.25%
	Class I	None	None
Ibbotson MVP ETF Portfolio	Class II	0.25%	None
	Class III	0.25%	0.25%

In accordance with each Fund’s then current prospectus, all fees, if any, shall be paid based on the average daily net asset value of outstanding shares held by shareholders receiving services described in the Agreement.  Such payments shall be computed daily and paid monthly in arrears. The determination of average daily net assets shall be made at the close of each Business Day.

Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio Only

Total Assets Attributable to Shares of the Designated Portfolios Held by the Accounts From	Total Assets Attributable to Shares of the Designated Portfolios Held by the Accounts To	Revenue Sharing Will be Paid by Adviser at an Annual Rate of
$0.00	$249,999,999.99	0.125%
$250,000,000.00	$999,999,999.99	0.150%
$1,000,000,000.00	$2,249,999,999.99	0.175%
$2,500,000,000.00	above	0.200%

Such payments shall be computed daily and paid monthly in arrears.  The determination of total assets attributable to shares of the Designated Portfolios held by the Accounts shall be made at the close of each Business Day.  The foregoing revenue sharing payments will be made solely in connection with assets attributable to Shares of the Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio.